FOR IMMEDIATE RELEASE
----------------------

---------------------------------------
Contact:
  ALFRED E. BRENNAN, PRESIDENT & CHIEF
EXECUTIVE OFFICER
  ARTHUR L. HERBST, JR., EVP, CHIEF
    OPERATING OFFICER & CHIEF FINANCIAL
    OFFICER

(314) 344-0010, eXT. 3133
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                                                                          [LOGO]



                YOUNG INNOVATIONS, INC. ANNOUNCES RECORD RESULTS
               FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2003
                         AND DECLARES QUARTERLY DIVIDEND


ST. LOUIS, MO., OCTOBER 21, 2003 ... Young Innovations, Inc. (NASDAQ - YDNT) today announced record sales, net income and diluted earnings per share for the third quarter ended September 30, 2003. Sales for the third quarter 2003 were $19.0 million, increasing 5.1% over the $18.1 million reported in the year earlier third quarter. Sales of professional products increased 7.2% to $18.1 million from $16.9 million in the third quarter of 2002. Retail sales declined 25.0% to $0.9 million compared to $1.2 million in the third quarter of 2002. Net income increased 16.2% to $3.3 million, compared with $2.8 million in the third quarter of 2002. Diluted earnings per share rose 16.7% in the third quarter of 2003 to $0.35 versus $0.30 in the same quarter in 2002.

Sales for the nine months ended September 30, 2003 were $55.4 million, up 5.4% from $52.5 million in the year earlier nine-month period. Sales of professional products increased 7.7% to $52.8 million from the $49.0 million reported in the first nine months of 2002. Retail sales declined 26.7% to $2.6 million compared to the $3.5 million recorded in the year earlier nine-month period. Net income was $9.5 million, up 16.3% from $8.1 million in the year earlier nine-month period of 2002. Diluted earnings per share were $1.01 for the nine months ended September 30, 2003, an increase of 16.1% from $0.87 in the same period in 2002.

Commenting on the quarter, Alfred E. Brennan, President and CEO, said "I am pleased with the steady growth from our professional products, as dealer response to our promotional programs exceeded our expectations. This strong performance helped to offset continued weakness in our retail business relative to last year. Favorable product mix and improved operating efficiencies helped drive growth in profitability in excess of sales. We remain optimistic about the opportunities we see before us."

The Company currently expects earnings per share to be approximately $1.39 for 2003 and in the $1.55 to $1.57 range for 2004.

On October 21, the Board of Directors declared a quarterly dividend of $0.03 per share, payable December 15, 2003, to shareholders of record on November 14, 2003.

A conference call has been scheduled for Wednesday, October 22 at 10:00 A.M. Central Time and can be accessed through InterCall at http://audioevent.mshow.com/134083/ or on the Company's website, www.ydnt.com.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading distributor of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



                                   -- MORE --

                                            YOUNG INNOVATIONS, INC.
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                                  (UNAUDITED)

                                              Three Months Ended                 Nine Months Ended
                                                September 30,                      September 30,
                                        2003        2002         Change     2003         2002       Change
                                      ---------------------------------  ----------------------------------

Net Sales                             $ 19,014    $ 18,086        5.1%   $ 55,397     $ 52,534       5.4%
Cost of Goods Sold                       8,520       8,610       -1.0%     25,184       24,443       3.0%
                                      ---------------------              ----------------------
Gross Profit                            10,494       9,476       10.7%     30,213       28,091       7.6%
% of Net Sales                            55.2%       52.4%                  54.5%        53.5%

Selling, General and Administrative
Expense                                  5,167       4,772        8.3%     14,961       14,463       3.4%
% of Net Sales                            27.2%       26.4%                  27.0%        27.5%

Operating Income                         5,327       4,704       13.2%     15,252       13,628      11.9%
% of Net Sales                            28.0%       26.0%                  27.5%        25.9%

Other Income / (Expense)                    27         (41)                    68         (297)

Income Before Taxes                      5,354       4,663       14.8%     15,320       13,331      14.9%

Provision for Income Taxes               2,048       1,819       12.6%      5,860        5,199      12.7%

Net Income                            $  3,306    $  2,844       16.2%   $  9,460     $  8,132      16.3%
% of Net Sales                            17.4%       15.7%                  17.1%        15.5%

Earnings Per Share (Basic)            $   0.37    $   0.32       15.6% $     1.05     $   0.92      14.1%
Weighted Average Shares Outstanding
(Basic)                                  9,045       8,908        1.5%      8,995        8,859       1.5%

Earnings Per Share (Diluted)          $   0.35    $   0.30       16.7% $     1.01     $   0.87      16.1%
Weighted Average Shares Outstanding
(Diluted)                                9,489       9,432        0.6%      9,409        9,384       0.3%


                            YOUNG INNOVATIONS, INC.
                           CONSOLIDATED BALANCE SHEET
                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                        (UNAUDITED)
                                                        SEPTEMBER 30 DECEMBER 31
ASSETS                                                      2003        2002
                                                        ------------ -----------
Current Assets
     Cash                                                $  7,327      $    554
     Accounts receivable, net                              11,310        10,010
     Inventories                                            7,843         7,861
     Other current assets                                   2,200         2,405
                                                        ------------ -----------
Total current assets                                       28,680        20,830
                                                        ------------ -----------

Property, Plant and Equipment, net                         19,050        18,962
Other Assets                                                  489           480
Intangible Assets                                           2,249         2,302
Goodwill                                                   42,883        42,414
                                                        ------------ -----------

TOTAL ASSETS                                             $ 93,351      $ 84,988
                                                        ============ ===========

                LIABILITIES AND EQUITY
Current Liabilities
     Accounts payable and accrued liabilities            $  9,882      $  8,110
     Current maturities of long-term debt                      80            75
                                                        ------------ -----------
TOTAL CURRENT LIABILITIES                                   9,962         8,185
                                                        ------------ -----------

Long-term debt, less current maturities                         7         4,229
Deferred Income Taxes                                       4,904         4,904

Stockholders' Equity
     Common stock                                              90            89
     Deferred stock compensation                           (1,019)       (1,271)
     Additional paid-in capital                            27,530        28,050
     Retained earnings                                     67,958        58,772
     Common stock in treasury, at cost                    (16,081)      (17,970)
                                                        ------------ -----------
TOTAL STOCKHOLDERS' EQUITY                                 78,478        67,670

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 93,351      $ 84,988
                                                        ============ ===========